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                                                                    EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                 CYBERNET INTERNET SERVICES INTERNATIONAL INC.

         THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware ("DGCL"), does hereby certify as follows:

         FIRST:           The name of the corporation is Cybernet Internet
Services International, Inc.

         SECOND:          The registered office of the corporation in the State
of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at that address is Corporation Service Company.

         THIRD:           The purpose of the corporation is to engage in any
lawful act or activity for which corporations may be organized under the DGCL.

         FOURTH:          The name and mailing address of the incorporator is
John E. Bagwell, III, Powell, Goldstein, Frazer & Murphy LLP, Sixth Floor, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004.

         FIFTH:           The total number of shares of stock which the
corporation has authority to issue is One Hundred Million (100,000,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock, par value $0.001 per share (the "Common Stock) and Fifty Million (50,000,000) shares shall be Preferred Stock, par value $.001 per share (the "Preferred Stock"). The corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law. The shares of the Preferred Stock and Common Stock, respectively, shall have the following express terms:
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         SECTION 1.       PREFERRED STOCK.

         1.1 Designated Series of Preferred Stock. There shall be 1,200,000 shares of Preferred Stock designated as Series A Preferred Stock which shall have the following terms:

                            SERIES A PREFERRED STOCK

        DIVIDENDS. The holders of the Series A Preferred Stock are entitled to receive out of the surplus or net profits of the corporation legally available for dividends whether or not declared, dividends at a rate equal to US$0.01 per share per annum, and no more, before any dividends are paid or set apart for payment upon any other series of preferred stock of the corporation, other than Series B or Series C Preferred Stock, or on the Common Stock of the corporation. Commencing with the fiscal year beginning on January 1, 1998, the dividend on the Series A Preferred Stock will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits therefor. Any dividends paid on the Series A Preferred Stock in an amount less than the total amount of dividends at the time accrued and payable on the shares will be allocated pro rata in accordance with the number of shares then outstanding.

        The dividends on the Series A Preferred Stock are not cumulative, so that if, for any period the surplus or net profit of the corporation is not sufficient to allow payment of the dividends, only that portion as to which surplus or net profits is sufficient, if any, shall be paid and any dividend not so payable shall accrue. Following payment of the dividends on the Series A Preferred Stock, the holders of the Series A Preferred Stock shall share pari passu on a per share basis of the distribution in any dividends by the corporation with the holders of shares of Common Stock of the corporation and shares of any other class of stock of the corporation entitled to share therein.





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        VOTING RIGHTS.  The holders of the Series A Preferred Stock are not entitled to receive notice of or to vote on any matter that is the subject of a vote of the stockholders of the corporation, except as otherwise required by the laws of the State of Delaware.

        REDEMPTION AND PUT. The shares of Series A Preferred Stock may be redeemed by the corporation at any time after January 1, 2000, upon ten (10) days' prior written notice (the "Redemption Notice") to the holder thereof of the corporation's intention to redeem the Series A Preferred Stock at a redemption price of one share of Common Stock for each share of Series A Preferred Stock plus payment of any unpaid dividends earned thereon through the date of redemption; provided, that all and not less than all of the shares of Series A Preferred Stock are so redeemed and, provided further, that, if the corporation has not redeemed the Series A Preferred Stock by December 31, 2001, a holder of Series A Preferred Shares may at any time commencing January 1, 2002, require the corporation to purchase all of the shares of the Series A Preferred Stock held by him for a purchase price of $3.00 per share plus any dividends earned but unpaid on such shares.

        CONVERSION. A holder of Series A Preferred Stock may convert each share held into one share of the Common Stock of the corporation upon ten (10) days' written notice to the corporation; provided, that (1) no conversion may occur prior to January 1, 1999; (2) no more than 25% of the Series A Preferred Shares held by any holder may be converted prior to January 1, 2000; (3) no more than an additional 25% of the Series A Preferred Shares held by the holder may be converted prior to January 1, 2001; (4) the remainder of the Series A Preferred Shares held by such holder may be converted commencing January 1, 2001; and (5) any conversion may not be for less than all of the Series A Preferred Shares held by the converting shareholder eligible for conversion at the time of the notice.

        LIQUIDATION, DISSOLUTION OR WINDING UP. Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the corporation, the holders of the Series A Preferred Stock will be entitled to be paid the sum of US$3.00 per share plus an amount equal to any unpaid accrued dividends before any amount is paid to the holder of any other








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series of Preferred Stock, other than the Series B Preferred Stock or the
Series C Preferred Stock, or to the Common Stock of the corporation. After payment of these amounts to the holders of the Series A Preferred Stock, the remaining assets of the corporation will be distributed to the holders of the Common Stock, subject to any other preferences granted to the holders of any other series of preferred stock as created by the Board of Directors of the corporation prior to such time.

        PREEMPTIVE RIGHTS. The holders of the Series A Preferred Stock have no preemptive right to subscribe for or purchase any shares of stock or any other securities that may be issued by the corporation by virtue of their holding the Series A Preferred Stock.

        TRANSFERABILITY. The Series A Preferred Stock may not be transferred by the holder except in compliance with applicable securities laws.

        VARIATION OF RIGHTS. Any amendment to the Certificate of Incorporation of the corporation (including any certificates of designation pursuant to a resolution of the Board of Directors) to delete or vary the rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions attaching to the Series A Preferred Stock must be approved by the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock then outstanding, given in person or by proxy whether in writing or at a meeting at which the holders of the shares of Series A Preferred Stock are entitled to vote separately as a class.

        EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to the holders of the Series A Preferred Stock, the Series A Preferred Stock do not have any rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions other than as specifically set forth in the Series A Preferred Stock Certificate of Designation, as the same may be amended and/or restated from time to time.








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         There shall be 5,160,000 shares of Preferred Stock designated as
Series B Preferred Stock which shall have the following terms:

                            SERIES B PREFERRED STOCK

         DIVIDENDS. The holders of the Series B Preferred Stock are entitled to receive out of the surplus or net profits of the corporation legally available for dividends, whether or not declared, dividends at a rate equal to US$0.01 per share per annum, and no more, before any dividends are paid or set apart for payment upon any other series of preferred stock of the corporation other than the Series C Preferred Stock, or on the Common Stock of the corporation. Commencing with the fiscal year beginning on January 1, 1998, the dividend on the Series B Preferred Stock will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits therefor. Any dividends paid on the Series B Preferred Stock in an amount less than the total amount of dividends at the time accrued and payable on the shares will be allocated pro rata in accordance with the number of shares then outstanding.

         The dividends on the Series B Preferred Stock are not cumulative, so that if, for any period the surplus or net profit of the corporation are not sufficient to allow payment of the dividends, only that portion as to which surplus or net profits are sufficient, if any, shall be paid and any dividend not so payable shall accrue. Following payment of the dividends on the Series B Preferred Stock, the holders of the Series B Preferred Stock shall share pari passu on a per share basis of the distribution of any dividends by the corporation with the holders of shares of Common Stock of the corporation and shares of any other class of stock of the corporation entitled to share therein.

         VOTING RIGHTS. The holders of the Series B Preferred Stock are entitled to receive notice of and to vote on any matter that is the subject of a vote of the stockholders of the corporation, except as otherwise required by the laws of the State of Delaware.








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         REDEMPTION.  The shares of Series B Preferred Stock may be redeemed by the corporation at any time after January 1, 2000, upon ten (10) days' prior written notice (the "Redemption Notice") to the holder thereof of the corporation's intention to redeem the Series B Preferred Stock at a redemption price of one share of the Common Stock of the corporation for each share of Series B Preferred Stock plus any unpaid dividends earned thereon through the date of redemption; provided, that all and not less than all of the shares of Series B Preferred Stock are so redeemed.

         CONVERSION. A holder of Series B Preferred Stock may convert each share held into one share of the Common Stock of the corporation upon ten (10) days' written notice to the corporation; provided, that (1) no conversion may occur prior to January 1, 1999; (2) no more than 25% of the Series B Preferred Shares held by the holder may be converted prior to January 1, 2000; (3) no more than an additional 25% of the Series B Preferred Shares held by the holder may be converted prior to January 1, 2001; (4) the remainder of the Series B Preferred Shares held by the holder may be converted commencing January 1, 2001; and (5) any conversion may not be for less than all of the Series B Preferred Shares held by the converting shareholder eligible for conversion at the time of the notice.

         LIQUIDATION, DISSOLUTION OR WINDING UP. Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the corporation, the holders of the Series B Preferred Stock will be entitled to be paid the sum of US$3.00 per share plus an amount equal to any unpaid accrued dividends before any amount is paid to the holder of any other series of Preferred Stock other than the Series C Preferred Stock, or to the Common Stock of the corporation. After payment of these amounts to the holders of the Series B Preferred Stock, the remaining assets of the corporation will be distributed to the holders of the Common Stock, subject to any other preferences granted to the holders of any other series of Preferred Stock as created by the Board of Directors of the corporation prior to such time.

         PREEMPTIVE RIGHTS. The holders of the Series B Preferred Stock have no preemptive right to subscribe for or purchase any shares of stock or any other securities that may be issued by the corporation by virtue of their holding the Series B Preferred Stock.








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
         TRANSFERABILITY. The Series B Preferred Stock may not be transferred by the holder except in compliance with applicable securities laws.

         VARIATION OF RIGHTS. Any amendment to the Certificate of Incorporation of the corporation (including any certificates of designation pursuant to a resolution of the Board of Directors) to delete or vary the rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions attaching to the Series B Preferred Stock must be approved by the affirmative vote of the holders of a majority of the shares of Series B Preferred Stock then outstanding, given in person or by proxy whether in writing or at a meeting at which the holders of the shares of Series B Preferred Stock are entitled to vote separately as a class.

         EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to the holders of the Series B Preferred Stock, the Series B Preferred Stock do not have any rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions other than as specifically set forth in the Series B Preferred Stock Certificate of Designation, as the same may be amended and/or restated from time to time.

         There shall be 1,500,000 shares of Preferred Stock designated as Series C Preferred Stock which shall have the following terms:

                            SERIES C PREFERRED STOCK

         DIVIDENDS. The holders of the Series C Preferred Stock are entitled to receive out of the surplus or net profits of the corporation dividends at a rate equal to $0.56 per share per annum, and no more, before any dividends are paid or set apart for payment upon any other series of Preferred Stock or on the Common Stock of the corporation. Dividends began to accrue on January 1, 1998. Commencing with the fiscal year beginning on January 1, 1998, the dividend on the Series C Preferred Stock will be paid for each fiscal








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year within five months of the end of each fiscal year, subject to the availability of surplus or net profits therefore. Any dividends paid on the Series C Preferred Stock in an amount less than the total amount of dividends at the time accrued and payable on the shares will be allocated pro rata in accordance with the number of shares then outstanding.

         At the election of the Board of Directors, dividends may be paid in the form of the Common Stock. The number of shares of Common Stock to be issued in payment of such dividends, with respect to each share of Series C Preferred Stock, is equal to the quotient derived by dividing the fair value of a share of Common Stock (as determined by the Board of Directors on the date the dividend is declared) into the dollar amount of the dividend being declared.

         The dividends on the Series C Preferred Stock are cumulative so that, if for any period the dividend is not paid, the right to such dividend will accumulate and all arrears so accumulated will be paid before any dividends are paid to any other series of Preferred Stock or the Common Stock of the corporation.

         VOTING RIGHTS. The holders of the Series C Preferred Stock are not entitled to receive notice of, or to vote on, any matter that is the subject of a vote of the stockholders of the corporation, except as otherwise required by the laws of the State of Delaware.

         REDEMPTION AND EXCHANGE. The shares of Series C Preferred Stock may be redeemed by the corporation at any time upon ten (10) days' prior written notice to the holder thereof of the corporation's intention to redeem the Series C Preferred Stock at a redemption price of 100% of the $7.00 per share purchase price paid to the corporation for such shares, plus any unpaid accrued dividends thereon through the date of redemption so long as prior to the date of redemption the following has occurred:

                 (i) The corporation must have offered to exchange on the terms set forth below (the "Exchange Offer") each share of Series C Preferred Stock for (a) one share of the corporation's Common Stock, plus (b) one warrant








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                 to purchase the number of shares of Common Stock equal in the aggregate to one-half the number of shares of Common Stock received in the Exchange Offer, which warrant will be exercisable at any time through the first anniversary of the date of issuance of the warrant at a purchase price equal to $8.00 per share. The Exchange Offer will remain open for at least twenty (20) days; and

                 (ii) A registration statement under the Securities Act of 1933, as amended, must be in effect registering the issuance of the Common Stock and warrants pursuant to the Exchange Offer.

         CONVERSION. A holder of Series C Preferred Stock may convert each share held by him into one share of the Common Stock of the corporation upon ten (10) days' written notice to the corporation anytime after May 31, 1998; provided, however, that any conversion be of all the Series C Preferred Stock held by the shareholder.

         LIQUIDATION, DISSOLUTION OR WINDING UP. Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the corporation, the holders of the Series C Preferred Stock are entitled to be paid the sum of $7.00 per share, plus an amount equal to any unpaid accrued dividends before any amount is paid to the holder of any other series of Preferred Stock or to the Common Stock of the corporation. After payment of these amounts to the holders of the Series C Preferred Stock, the remaining assets of the corporation will be distributed to the holders of the Common Stock, subject to any other preferences granted to the holders of any other series of Preferred Stock as created by the Board of Directors of the corporation prior to such time.

         PREEMPTIVE RIGHTS. The holders of the Series C Preferred Stock have no preemptive right to subscribe for or purchase any shares of stock or any other securities that may be issued by the corporation by virtue of their holding the Series C Preferred Stock.








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
         TRANSFERABILITY.   Subject to compliance with applicable securities
laws, a holder of Series C Preferred Stock may sell such stock or otherwise transfer it for valuable consideration; provided, that the corporation has a right of first refusal. A holder of Series C Preferred Stock who receives a Qualified Offer to buy such stock and who wishes to sell such stock ("Offered Stock"), must promptly send a written notice to the corporation (Sale Notice"), and offer (or be deemed to have offered), to sell the Offered Stock to the corporation at the same price and on the same terms as the Qualified Offer. (For these purposes, a "Qualified Offer" is a legally enforceable written offer that is made at arm's length by a party that is not an affiliate of the holder and that is financially capable of carrying out the terms of the written offer.) The Sale Notice must include the identity of the proposed transferee, the terms of the transfer, and the price offered by the proposed transferee for the Offered Stock. The holder must be bound to the terms of the Qualified Offer as stated in the Sale Notice and must keep the corporation informed of any material changes in the proposed transfer. The holder must also provide the corporation with any other information regarding the Qualified Offer and the proposed transfer as the corporation may reasonably request.

         The corporation will have an option for thirty (30) days from the receipt of the Sale Notice to elect to purchase all, but not less than all, of the Offered Stock. The corporation may exercise its option by sending a written notice to the holder containing a statement that it is exercising its option. The purchase price of the Offered Stock will be the price contained in the Qualified Offer. The purchase price of the Offered Stock will be paid on the same terms as the terms contained in the Qualified Offer.

         If the corporation does not exercise its option to purchase the Offered Stock, the holder may sell the Offered Stock to the proposed transferee at a price and on terms and conditions no less favorable than those set forth in the Sale Notice. The corporation, on the request of the holder, will provide written evidence to the holder that it has waived its option, so as to permit the transfer of the Offered Stock. If the holder fails to make the sale to the proposed transferee within thirty (30) days following the corporation's waiver of its option to purchase the Offered Stock, the waiver for such sale will lapse and any








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subsequent proposed transfer to the proposed transferee or another transferee will be subject to the corporation's right of first refusal. A transfer is consummated when the corporation has been given notice that legal title to the shares of the Offered Stock has been transferred, subject to recordation on the books of the corporation. Any person or entity acquiring Series C Preferred Stock will take the Offered Stock subject to any applicable securities laws.

         VARIATION OF RIGHTS. Any amendment to the Certificate of Incorporation of the corporation (including any certificates of designation pursuant to a resolution of the Board of Directors) to delete or vary the rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions attaching to the Series C Preferred Stock must be approved by the affirmative vote of the holders of a majority of the shares of Series C Preferred Stock then outstanding, given in person or by proxy whether in writing or at a meeting at which the holders of the shares of Series C Preferred Stock will be entitled to vote separately as a class.

         EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to the holders of the Series C Preferred Stock, the Series C Preferred Stock do not have any rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions other than as specifically set forth in Series C Preferred Stock Certificate of Designation, as the same may be amended and/or restated from time to time.

         1.2 Other Series of Preferred Stock. With regard to any other shares of Preferred Stock authorized herein, the Board of Directors of the corporation is hereby expressly granted authority, to the full extent now or hereafter permitted herein or by the DGCL, at any time or from time to time, by resolution or resolutions, to create one or more series of Preferred Stock, to fix the authorized number of shares of any such series (which number of shares may vary as between series and be changed from time to time by like action), and to fix the terms of such series, including but not limited to, the following:








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                 (i)      the designation of such series, which may be by
         distinguishing number, letter or title;

                 (ii) the rate or rates at which shares of such series shall be entitled to receive dividends; whether dividends are to be paid in the form of common stock of the corporation; the periods in respect of which dividends are payable; the conditions upon, and times of payment of, such dividends; the relationship and preference, if any, of such dividends to dividends payable on any other class or classes or any other series of stock; whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall accumulate; and the other terms and conditions applicable to dividends upon shares of such series;

                 (iii) the rights of the holders of the shares of such series in case the corporation be liquidated, dissolved or wound up (which may vary depending upon the time, manner or voluntary or involuntary nature or other circumstances of such liquidation, dissolution or winding up) and the relationship and preference, if any, of such rights to rights of holders of shares of stock of any other class or classes or any other series of stock;

                 (iv) the right, if any, of the corporation to redeem shares of such series at its option, including any limitation of such right, and the amount or amounts to be payable in respect of the shares of such series in case of such redemption (which may vary depending on the time, manner or other circumstances of such redemption), and the manner, effect and other terms and conditions of any such redemption;

                 (v) the obligation, if any, of the corporation to purchase, redeem or retire shares of such series and/or amounts to be payable from time to time for such purpose or into any fund created for such purpose, or the number of shares to be purchased, redeemed or retired, the per share purchase price or prices, and the other terms and conditions of any such obligation or obligations;

                 (vi) the voting rights, if any, which, if granted, may be full, special, or limited, to be given the shares of such series, including, without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other








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         series or classes, to elect one or more members of the Board of
         Directors either generally or at certain times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series or of the Preferred Stock, restricting the permissible terms of other series or the permissible variations between series of the Preferred Stock, authorizing or issuing additional shares of the Preferred Stock, creating debt, or creating any class of stock ranking prior to or on a parity which the Preferred Stock or any series thereof as to dividends, or assets remaining for distribution to the stockholders in the event of the liquidation, dissolution, or winding up of the corporation);

                 (vii) the right, if any, to exchange or convert the shares into shares of any other series of the Preferred Stock or into shares of any other class of stock of the corporation or the securities of any other corporation, and the rate or basis, time, manner, terms and conditions of exchange or conversion or the method by which the same shall be determined; and

                 (viii) the other special rights, if any, and the qualifications, limitations or restrictions thereof, of the shares of such series.

         The Board of Directors shall fix the terms of each series of the Preferred Stock by resolution or resolutions adopted at any time prior to the issuance of the shares thereof, and the terms of each such series may, subject only to restrictions, if any, imposed by this Certificate of Incorporation or by applicable law, vary from the terms of other series to the extent determined by the Board of Directors from time to time and provided in the resolution or resolutions fixing the terms of the respective series of the Preferred Stock.

         1.3 Status of Certain Shares. Shares of any series of the Preferred Stock, whether provided for herein or by resolution or resolutions of the Board of Directors, which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, or which have been purchased or otherwise acquired by the corporation, shall have the status of authorized and unissued shares of the Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of








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the Preferred Stock to be created by resolution or resolutions of the Board of
Directors or as part of any other series of the Preferred Stock, all subject to the conditions or restrictions on issuance set forth herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preferred Stock.

         1.4 Changes in Number of Authorized Shares. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the express terms of the Preferred Stock or any series thereof as fixed or determined pursuant to this Section 1 of this Article FIFTH.

         SECTION 2.       COMMON STOCK.

         2.1 Issuance, Consideration and Terms. Any unissued or treasury shares of the Common Stock may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be of equal rank and shall be identical to every other share of Common Stock. Holders of Common stock shall have such rights as are provided herein and by law.

         2.2 Voting Rights. Except as expressly required by law or as provided in or fixed and determined pursuant to Section 1 of this Article FIFTH, the entire voting power and all voting rights shall be vested exclusively in the Common Stock. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share standing in such holder's name on the books of the corporation.

         2.3 Dividends. Subject to Section 1 of this Article FIFTH, the holders of Common Stock shall be entitled to receive, and shall share equally share for share, when and as declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends or distributions payable in cash, in property or in securities of the corporation.

         SIXTH: Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise








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
required by law, special meetings of stockholders of the corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of directors which the Board of Directors of the corporation would have if there were no vacancies (the "Whole Board") or by the Chairman of the Board of Directors of the corporation and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of the corporation entitled to vote generally (the "Voting Stock"), voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article SIXTH.

         SEVENTH:         The following provisions of this Article SEVENTH
shall apply with respect to the Board of Directors of the corporation:

         SECTION 1.       NUMBER, ELECTION AND TERMS.

         Except as otherwise fixed by or pursuant to the provisions of Article FIFTH hereof relating to the rights of the holders of any shares of the Preferred Stock or any series thereof having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (but shall not be less than two). So long as there shall be more than two directors, the directors, other than those who may be elected by the holders of any shares of Preferred Stock or series thereof having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into, three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the first annual meeting of stockholders, another class to be originally elected for a term expiring at the second annual meeting of stockholders, and another class to be originally elected for a term expiring at the third annual meeting of stockholders, with each class to hold office until its successor is duly elected and qualified.
At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be








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
elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified. Election of directors need not be by written ballot unless and to the extent that the Bylaws of the corporation so provide.

         SECTION 2.       STOCKHOLDER NOMINATIONS AND PROPOSALS.

         Advance notice of stockholder nominations for the election of directors and of the proposal of business by stockholders shall be given in the manner provided in the Bylaws of the corporation, as amended and in effect from time to time.

         SECTION 3.       NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

         Except as otherwise provided for or fixed by or pursuant to the provisions of Article FIFTH hereof relating to the rights of the holders of any class or series of the Preferred Stock having a preference over the Common Stock as to dividends or upon liquidation, to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, unless such Board of Directors determines that such newly created directorships or vacancies shall be filled by the stockholders at a special meeting of the stockholders called pursuant to the terms of Article SIXTH hereof. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SECTION 4.       REMOVAL.

         Any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the Voting Stock, voting together as a single class.

         SECTION 5.       AMENDMENT, REPEAL, ETC.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting








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
together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article SEVENTH.

         EIGHTH:          The Bylaws of the corporation may be altered or
repealed and new Bylaws may be adopted either: (i) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the Voting Stock, provided that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting; or (ii) by the affirmative vote of a majority of the Whole Board.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal this Article EIGHTH.

         NINTH:           The corporation reserves the right at any time and
from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article TWELFTH, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article NINTH. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal Articles SIXTH, SEVENTH, EIGHTH or NINTH hereof.

         TENTH:           A director of the corporation shall not be personally
liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL as the same exists or hereafter may be amended. Neither the amendment nor repeal of this Article TENTH shall eliminate or reduce the effect of this Article TENTH in respect of








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any matter occurring, or any cause of action, suit or claim that, but for this
Article TENTH would accrue or arise, prior to such amendment or repeal.

         ELEVENTH:        Whenever a compromise or arrangement is proposed
between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the said compromise or arrangement, the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

         TWELFTH:         The corporation shall indemnify the persons described
in the following provisions of this Article TWELFTH to the extent set forth herein:

         SECTION 1.       INDEMNIFICATION.

         Each person who was or is made a party to, or is threatened to be made a party to, or who was or is made a nonparty witness or otherwise involved as a nonparty in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter a "proceeding") by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director, officer, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such action, suit or proceeding is alleged in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL (as the same now exists or hereafter may be amended, but in the event of any such amendment only to the extent that such amendment authorizes broader indemnification rights than the DGCL permitted prior to such amendment) from and against any and all liability, loss and expense (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such proceeding and any appeal therefrom and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and administrator of such person; provided that, except as provided in
Section 2 of this Article TWELFTH, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section 1 of this Article TWELFTH shall be a contract right and shall include the right to have the corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the corporation shall be paid within 30 calendar days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article TWELFTH or otherwise. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Article TWELFTH with respect to the indemnification and advancement of expenses of directors and officers of the corporation.








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
         SECTION 2.       RIGHT OF CLAIMANT TO BRING SUIT.

         If a claim under Section 1 of this Article TWELFTH is not paid in full by the corporation within 30 calendar days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         SECTION 3.       NON-EXCLUSIVITY OF RIGHTS.

         The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article TWELFTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article TWELFTH shall in any way diminish or adversely affect the rights herein conferred on any director or officer of the corporation, or any other person specified herein, in respect of any occurrence or matter arising prior to any such repeal or modification.








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

         SECTION 4.       INSURANCE.

         The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

         SECTION 5.       SEVERABILITY.

         If any provision or provisions of this Article TWELFTH shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article TWELFTH (including, without limitation, each portion of any paragraph of this Article TWELFTH containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article TWELFTH (including, without limitation, each such portion of any paragraph of this Article TWELFTH containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.


                   [Signature appears on the following page]








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         IN WITNESS WHEREOF, the undersigned, being the sole incorporator of the above named corporation, has hereunto signed this Certificate of Incorporation, this____day of September, 1998.


                                           -------------------------------------
                                           John E. Bagwell, III, Incorporator








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